                                                                   EXHIBIT 10.18

                             [IP AXESS LETTERHEAD]

                                 July 19, 2001


Protius Overseas Limited           EURAM CAP Strat. "A" Fund Limited
P.O. Box 175                       c/o JMJ Capital, Inc.
12-14 Finch Road                   666 Dundee Road, Suite 1901
Douglas, Isle of Man               Northbrook, Illinois 60062
United Kingdom                     Attn: Mitchell P. Kopin
IM99 1TT
Attn: Gordon J. Mundy

Lionhart Investments Ltd.          Cranshire Capital, L.P.
19 Camp Rd.                        c/o JMJ Capital, Inc.
Heston Court                       666 Dundee Road, Suite 1901
Wimbledon, London                  Northbrook, Illinois 60062
United Kingdom                     Attn: Mitchell P. Kopin
SW194UW
Attn: Terry Duffy

Keyway Investments Ltd.            First Capital Group of Texas II, L.P.
19 Mount Havelock                  750 E. Mulberry, Suite 305
Douglas, Isle of Man               San Antonio, Texas  78212
United Kingdom                     Attn:  Jeffrey J. Blanchard
1M1 20QG
Attn: Martin Peters

ICN Capital Ltd.
19 Mount Havelock
Douglas, Isle of Man
United Kingdom
1M1 2QG
Attn:  Ann Nicholson

Gentlemen:

As each of you know, Data Race, Inc. d/b/a IP Axess (the "Company") has consummated or expects to consummate the following offerings (collectively, the "Offerings") of its equity and convertible debt securities (the "Securities"):

     1. Issuance of the Company's common stock ("Common Stock") and common stock purchase warrants (the "March Warrants") to Protius Overseas Limited ("Protius"), Keyway Investments Ltd. ("Keyway") , and Lionhart Investments Ltd. ("Lionhart") in March, 2001 (the "March Transaction");

     2. Issuance of convertible promissory notes and common stock purchase warrants (the "May Warrants") to ICN Capital Ltd. ("ICN") and First Capital Group of Texas II, L.P. ("First Capital") in May, 2001 (the "May Transaction");

     3. Amendment and exercise of common stock purchase warrants and issuance of "replacement" common stock purchase warrants (the "Replacement Warrants") to Cranshire Capital, L.P. ("Cranshire"), EURAM CAP Strat "A" Fund Limited ("EURAM"), Keyway, Lionhart, and ICN in June, 2001 (the "June Transaction");

     4. Issuance of convertible debentures and common stock purchase warrants to Alpha Capital AG and Stonestreet L.P. in June, 2001 and thereafter pursuant to the Convertible Debentures and Warrants Purchase Agreement among the Company, Alpha Capital AG and Stonestreet L.P., as amended by the letter agreement of even date herewith and attached hereto as Exhibit "A" (the "Amendment"); and

     5. Entry into an equity line of financing with Grenville Finance Ltd. in July 2001.

The Company acknowledges that certain of the Offerings have triggered or may trigger certain anti-dilution, first refusal and other protective provisions you may have under the terms of your agreements with the Company. In addition, the Company's failure to file its registration statement (or in some cases, to cause it to be effective) in respect to certain of the Offerings (the "Registration Statement") has resulted in the Company owing certain of you liquidated damages pursuant to your agreements with the Company.

Each of you hereby agrees to waive any and all anti-dilution, first refusal and other protective provisions you may have under the terms of your agreements with the Company related to one or more of the Offerings (including but not limited to the agreements, documents and instruments set forth on Exhibit "B" attached hereto) to the extent, and only to the extent, that such provisions have been or would be triggered by one or more of the Offerings in consideration for the agreements of the Company set forth in this letter.

The Company agrees to submit to its shareholders for their approval (the "Shareholder Approval") a proposal (the "Authorization Proposal") to amend the Company's Articles of Incorporation (as amended through the date hereof, the "Articles") to increase the number of shares of the Company's Common Stock authorized for issuance to 130,000,000 shares.

March Transaction

In exchange for such waiver by Protius, Lionhart and Keyway, the Company shall issue, within five days after the date (the "Effective Date") this letter is executed by all parties hereto and delivered to the Company, additional shares of the Company's Common Stock as set forth below:

               Protius                       1,713,690 shares

               Lionhart                      2,399,405 shares

               Keyway                          595,485 shares

The exercise price of each of the March Warrants is hereby amended to be $0.596 per share. In addition, (i) the Protius March Warrant is hereby amended to be exercisable for 303,089 shares of the Company's Common Stock; provided, however, that Protius hereby agrees not to exercise any portion of its March Warrant unless and until the Shareholder Approval is obtained; (ii) the Lionhart March Warrant is hereby amended to be exercisable for 189,431 shares of the Company's Common Stock; provided, however, that Lionhart hereby agrees not to exercise any portion of its March Warrant unless and until the Shareholder Approval is obtained; and (iii) the Keyway March Warrant is hereby amended to be exercisable for 12,629 shares of the Company's Common Stock; provided, however, that Keyway hereby agrees not to exercise any portion of its March Warrant unless and until the Shareholder Approval is obtained. Protius, Lionhart and Keyway acknowledge that the Company will not have reserved adequate shares of its Common Stock to cover the exercise of each of their March Warrants unless and until the Shareholder Approval is obtained.

May Transaction

In exchange for such waiver by ICN and First Capital, the conversion price of their respective secured convertible promissory notes and the exercise price of their respective May Warrants is hereby adjusted to be $0.075 per share. ICN's May Warrant shall remain exercisable for 833,333 shares of Common Stock and First Capital's May Warrant shall remain exercisable for 583,333 shares of Common Stock; provided, however, that ICN and First Capital each hereby agrees not to exercise any portion of their respective May Warrants unless and until the Shareholder Approval is obtained; and provided, further that First Capital hereby agrees not to convert any portion of its secured convertible promissory note (the "First Capital Note") unless and until the Shareholder Approval is obtained. Without limitation, First Capital also hereby waives any acceleration of its secured convertible promissory note that otherwise would occur as a result of the delisting or suspension of the Company's Common Stock from the Nasdaq National Market or the Nasdaq SmallCap Market. ICN and First Capital acknowledge that the Company will not have reserved adequate shares of its Common Stock to cover the exercise of their May Warrants or the conversion of the First Capital Note unless and until the Shareholder Approval is obtained.

ICN and the Company hereby agree that the secured convertible promissory note (the "ICN Note") and May Warrant issued to ICN in May 2001 shall have the following conversion or exercise limitations:

     The Company shall not effect any conversion of the ICN Note or ICN's May Warrant and ICN shall not have the right to exercise its May Warrant or convert the ICN Note to the extent that after giving effect to such exercise or conversion, ICN (together with ICN's affiliates) (A) would beneficially own in excess of 9.9% of the outstanding shares of the Common Stock following such exercise or conversion or (B) would have acquired, through such exercise or conversion or otherwise, beneficial ownership in excess of 9.9% of the outstanding shares of the Common Stock following such exercise or conversion during the 60-day period ending on and including such date of exercise or conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by ICN and its affiliates or acquired by ICN and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of ICN's May Warrant (or conversion of the ICN Note, as the case may be) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised May Warrant (or conversion of the remaining, unconverted ICN Note, as the case may be) beneficially owned by ICN and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by ICN and its affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. ICN may request the Company to waive the restrictions of this paragraph by providing prior written notice to the Company and the Company shall waive such restrictions of this paragraph and such waiver shall take effect on the sixty-first (61st) calendar day following the Company's receipt of such written notice from ICN to the Company. Notwithstanding anything to the contrary contained herein, each Exercise Notice (or Conversion

     Notice, as the case may be) shall constitute a representation by ICN that, after giving effect to such Exercise Notice (or Conversion Notice, as the case may be), (A) ICN will not beneficially own and (B) during the 60-day period ending on and including such date of exercise or conversion, ICN will not have acquired, through exercise of its May Warrant, conversion of the ICN Note or otherwise, a number of shares of Common Stock in excess of 9.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to the exercise of its May Warrant or conversion of the ICN Note by ICN since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be binding upon any successor to ICN under its May Warrant or the ICN Note.

June Transaction

In exchange for such waiver by Cranshire, EURAM, Keyway, Lionhart, and ICN, the exercise price of each of the Replacement Warrants is hereby amended to be $0.075 per share. In addition, (i) the Cranshire Replacement Warrant is hereby amended to be exercisable for 2,356,537 shares of the Company's Common Stock; provided, however, that Cranshire hereby agrees not to exercise any portion of its Replacement Warrant unless and until the Shareholder Approval is obtained;
(ii) the EURAM Replacement Warrant is hereby amended to be exercisable for 262,123 shares of the Company's Common Stock; provided, however, that EURAM hereby agrees not to exercise any portion of its Replacement Warrant unless and until the Shareholder Approval is obtained; (iii) the Keyway Replacement Warrant is hereby amended to be exercisable for 1,455,967 shares of the Company's Common Stock; provided, however, that Keyway hereby agrees not to exercise any portion of its Replacement Warrant unless and until the Shareholder Approval is obtained; (iv) the Lionhart Replacement Warrant is hereby amended to be exercisable for 1,476,970 shares of the Company's Common Stock; provided, however, that Lionhart hereby agrees not to exercise any portion of its Replacement Warrant unless and until the Shareholder Approval is obtained; and
(v) the ICN Replacement Warrant is hereby amended to be exercisable for 26,213 shares of the Company's Common Stock; provided, however, that ICN hereby agrees not to exercise any portion of its Replacement Warrant unless and until the Shareholder Approval is obtained. Cranshire, EURAM, Keyway, Lionhart, and ICN acknowledge that the Company will not have reserved adequate shares of its Common Stock to cover the exercise of each of their Replacement Warrants unless and until the Shareholder Approval is obtained.

General

In the event that the Company's shareholders do not approve the Authorization Proposal when submitted to them, the Company shall have no obligation to (i) issue shares of its

Common Stock upon exercise of the March Warrants, the May Warrants or the Replacement Warrants; or (ii) issue shares of its Common Stock upon conversion of the First Capital Note. In the event that the Company's shareholders do not approve the Authorization Proposal when first submitted to them, however, the Company shall have the obligation to resubmit the Authorization Proposal to its shareholders within 90 days after the date the shareholders failed to approve the Authorization Proposal and to continue to resubmit the Authorization Proposal to its shareholders within each 90 day period thereafter until the earlier of (i) such time as the Shareholder Approval is obtained or (ii) eighteen months from the date of this letter.

To the extent that you have anti-dilution or first refusal rights pursuant to one or more of agreements, documents or instruments set forth on Exhibit "B" attached hereto that expire after a fixed period of time, such period is hereby extended for an additional one hundred twenty (120) days (subject to your execution of this letter agreement).

Each of you further has agreed to waive any and all liquidated damages, other damages or penalties (whether accrued as of the date hereof or accruing in the future) to which you otherwise may be entitled, whether under the terms of your registration rights agreements with the Company or otherwise, as a direct or indirect result of the Company's failure to file the Registration Statement or have it declared effective on a timely basis (it being understood that such waiver applies only to the Company's failure to initially file and initially cause the effectiveness of the Registration Statement and does not apply to any liquidated damages the Company may accrue pursuant to your registration rights agreement as a result of any subsequent failure by the Company to file or cause the effectiveness of any amendments to the Registration Statement or subsequently required registration statements). The Company shall pay, within five days after the Effective Date, the sum of cash to certain of you set forth opposite your name below:

               Protius                       $24,000

               Lionhart                      $15,000

               Keyway                        $ 1,000

               ICN                           $ 3,500

The Company acknowledges and agrees that your waiver of the amount of liquidated damages to which you would otherwise be entitled is conditioned upon (i) the filing by the Company with the Securities and Exchange Commission of the Registration Statement no later than three business days after the Effective Date and (ii) the Registration Statement becoming effective no later than 75 days after the Effective Date. Nothing in this letter shall be construed as waiving or limiting any claims you otherwise may have against the Company in the event that the two conditions in the preceding sentence are not fulfilled.

Each of you consents to the incurrence of indebtedness by the Company in the amount of $30,437.02 as evidenced by a 10% Promissory Note in such original principal amount issued by the Company to First Capital Management Company, LLC (the "July Note"). The July Note is payable on demand and is secured by a lien on all the personal property of the Company (with such security interest being on parity with the First Capital Note and the ICN Note). The July Note is not convertible into the Company's Common Stock or any other class of the Company's capital stock.

Each of you also consents to the Amendment.

The terms and provisions of this letter agreement shall be binding upon the successors and assigns of each of the parties hereto. Each party agrees that it will not transfer any of the Securities (other than Common Stock) without informing the transferee of the terms of this letter. Each party agrees that it forthwith will surrender its Securities (other than Common Stock) to the Company for amendment in accordance with the terms of this letter agreement or the affixing of appropriate legends reflecting the existence of this letter agreement.

You acknowledge that you are familiar with the terms of each of the Offerings and that you consent to the transactions set forth in this letter for all purposes. Without limitation, you consent to the filing and effectiveness of the Registration Statement with respect to the offering, sale or resale of the securities (or the underlying Common Stock, as the case may be) that are the subject of the Offerings, and waive any rights or damages to which you may otherwise be entitled as a result of the filing of the Registration Statement. You hereby release, remise, acquit, satisfy, and forever discharge the Company and its subsidiaries, officers, directors, shareholders, members, managers, employees, agents, representatives, successors and assigns of and from all, and all manner of action and actions, cause and causes of action, suits, debts, accounts, bills, interests, costs, agreements, damages, judgments, executions, claims and demands whatsoever, in law or in equity, whether now existing or hereafter arising, known or unknown, relating to, arising from, or in connection with the failure of the Company to reserve an adequate number of shares of its Common Stock for issuance upon the conversion or exercise of the Company's securities offered and sold pursuant to the Offerings or timely file the Registration Statement.

                 [Remainder of page intentionally left blank]

If the foregoing accurately sets forth the terms of our agreement, please execute this letter and return it to the Company in care of the undersigned, whereupon this letter will represent a binding agreement between us.

Sincerely,

DATA RACE, INC.                         EURAM CAP STRAT. "A" FUND
                                        LIMITED

By:                                     By:
   ---------------------------             ---------------------------
     James G. Scogin,                   Title:
     Chief Financial Officer                  ------------------------



PROTIUS OVERSEAS LIMITED                CRANSHIRE CAPITAL, L.P.


By:                                     By:
   ---------------------------             ---------------------------
Title:                                  Title:
      ------------------------                ------------------------


LIONHART INVESTMENTS LTD.               FIRST CAPITAL GROUP OF
                                        TEXAS II, L.P.


By:                                     By:
   ---------------------------             ---------------------------
Title:                                  Title:
      ------------------------                ------------------------


KEYWAY INVESTMENTS LTD.                 ICN CAPITAL LTD.


By:                                     By:
   ---------------------------             ---------------------------
Title:                                  Title:
      ------------------------                ------------------------

cc:  Robert Charron
     Anthony Ribaudo
     John Bibb

                                  EXHIBIT "A"


  Letter Agreement Amending the Convertible Debentures and Warrants Purchase
      Agreement among the Company, Alpha Capital AG and Stonestreet L.P.

                                DATA RACE, INC.
                           6509 Windcrest, Suite 120
                              Plano, Texas 75024
                                (972) 265-4000

                                 July 19, 2001

ALPHA CAPITAL AG                             STONESTREET L.P.
Lettstrasse 32                               c/o Canaccord Capital Corporation
Furstentum 9490                              320 Bay Street, Suite 1300
Vaduz, Liechtenstein                         Toronto, Ontario, Canada
Attn: Konrad Ackermann                       Attn: Michael Finkelstein

EPSTEIN BECKER & GREEN, P.C.
250 Park Avenue
New York, New York 10177
Attn: Robert Charron

 Re:  Amendment to the Convertible Debentures and Warrants Purchase Agreement
 ----------------------------------------------------------------------------

Gentlemen:

     Reference is made to that certain Convertible Debentures and Warrants Purchase Agreement (the "Purchase Agreement"), dated June 20, 2001, between Data Race, Inc. (the "Company"), Alpha Capital AG and Stonestreet L.P. (collectively, the "Investors"), and the exhibits entered into pursuant thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. The Company agrees to submit to its shareholders for their approval (the "Shareholder Approval") a proposal (the "Authorization Proposal", and the date the Authorization Proposal is approved, the "Shareholder Approval Date") to amend the Company's Articles of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance to 130,000,000 shares. In the event that the Company's shareholders do not approve the Authorization Proposal when first submitted to them, the Company shall have the obligation to resubmit the Authorization Proposal to its shareholders within 90 calendar days after the date the shareholders failed to approve the Authorization Proposal and to continue to resubmit the Authorization Proposal to its shareholders within each 90 calendar day period thereafter until the earlier of (i) such time as the Shareholder Approval is obtained, or (ii) 18 months from the date of this Amendment. With respect to the subsequent Closings set forth in Section 2 of this Agreement, the Investors hereby agree to amend the condition that the Company will

RACE Letter Agreement
July 19, 2001
Page 2


     have duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and the exercise of the Warrants to provide that the Company will have validly authorized and reserved, as to each Investor, 12,500,000 shares of Common Stock for the conversion of their respective Convertible Debenture and the exercise of their respective Warrant.

          2. Section 1.1(a)(ii) of the Purchase Agreement shall be restated as follows:

               (1) Within three (3) Trading Days of written notice from the Company to the Investors that the Registration Statement has been filed (the "Filing Date"), the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, of $240,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

               (2) Within the earlier of 35 calendar days after the Filing Date and the Effective Date, the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, $130,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

               (3) Within 5 calendar days of the Effective Date, the Investors shall purchase equal amounts, severally and not jointly, in the aggregate, of $130,000 principal amount of Convertible Debentures. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures evidencing said principal sum to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

          3. All references in the Purchase Agreement to the "second Closing" shall include all of the Closings set forth in paragraph 2 above and the condition in Section 1.1(b)(xii) of the Purchase Agreement is hereby amended to conform with paragraph 1 above; except that, the reference to the second Closing in Section 5.9 and 6.1 shall be deemed to mean only the Closing on the Effective Date, or in the event such Closing does not occur, the immediately preceding Closing. Furthermore, the Closing to occur on the

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RACE Letter Agreement
July 19, 2001
Page 3


     Effective Date is conditioned upon the Effective Date occurring within 100 calendar days from the date hereof.

          4. Section 3(a) of the Registration Rights Agreement shall be restated as follows: The Company agrees that it will prepare and file with the Commission within 3 business days of the date hereof, a pre-effective amendment to the recently filed registration statement on Form S-3, File No. 333-57166 or another registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (as applicable, the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investors, so as to permit the resale of the Securities under the Act by the Investors as selling stockholders and not as underwriters. Failure to file the Registration Statement within the time period specified herein shall be deemed a material breach of this Agreement.

          5. The first and second sentence of Section 3(b) of the Registration Rights Agreement shall be restated as follows: The Company shall cause such Registration Statement to become effective within 75 calendar days from the date hereof, or, if earlier, within 5 days of SEC clearance to request acceleration of effectiveness. The aggregate number of shares of Common Stock designated in the Registration Statement to be registered for resale by the Investors shall be 25,000,000 and shall include 100% of the already converted Conversion Shares held by any Investor on the filing date and the remaining shares shall be designated as Conversion Shares. Within 15 calendar days of the Shareholder Approval Date, the Company shall file a further registration statement registering a number of shares of Common Stock to the extent that at least 200% of the shares which would be required to be issued upon the conversion of the remaining Convertible Debentures held by any Investor, on the date of the filing of such further registration statement at the Conversion Price and 100% of the already converted Conversion Shares (not then already registered) held by any Investor on the date of the filing of such further registration statement are registered and shall prosecute such additional registration statement to effectiveness within 75 calendar days of the date of the Shareholder Approval Date.

          6. The fourth sentence of Section 3(b) of the Registration Rights Agreement shall be restated as follows: After the Shareholder Approval Date, within 15 days after the day on which the number of Securities registered for resale by the Investors, notwithstanding the limitation of conversion herein and in the Purchase Agreement, is less than 125% of the number of Conversion Shares (calculated at the Conversion Price on such date) held by the Investors on such date (the "Further Registration Date"), the Company shall file a further registration statement registering a number of shares of Common Stock to the extent that at least 200% of the shares which would be required to be issued upon the conversion of the remaining Convertible Debentures held by any Investor on the date of the filing of such further registration statement at the Conversion Price and 100% of the already converted Conversion Shares (not then already registered)

RACE Letter Agreement
July 19, 2001
Page 4

     held by any Investor on the date of the filing of such further registration statement are registered and shall prosecute such additional registration statement to effectiveness within 75 calendar days of the date of the Further Registration Date.

          7. The Investors hereby agree to waive the Company's obligation under the Registration Statement to pay them Liquidated Damages that have accrued on or before the 3rd business day hereafter for the Company's failure to timely file the Registration Statement.

          8. The Investors consent to the incurrence of indebtedness by the Company in the amount of $30,437.02 as evidenced by a 10% Promissory Note in such original principal amount issued by the Company to First Capital Management Company, LLC (the "July Note"). The July Note is payable on demand and is secured by a lien on all the personal property of the Company (with such security interest being on parity with the First Capital Note and the ICN Note). The July Note is not convertible into the Company's Common Stock or any other class of the Company's capital stock. The Investors agree to waive any and all anti-dilution, first refusal and other protective measures they may have under the terms of the Purchase Agreement and Convertible Debenture to the extent, and only to the extent, that such provisions would otherwise be triggered by the July Note.

          9.   Section 1.3 of the Escrow Agreement shall be restated as follows:

          1.3  Subsequent Closings.
               -------------------

               (a) Upon the Escrow Agent's receipt of the Purchase Price for a Closing that occurs after the first Closing (collectively, the "Subsequent Closings") into its master escrow account, it shall telephonically advise the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its master escrow account.

               (b) The Company, upon receipt of said notice, shall deliver to the Escrow Agent the Convertible Debentures evidencing the principal amount of each Investor's aggregate Purchase Price.

               (c) In the event that the foregoing items are not in the Escrow Agent's possession within three (3) Trading Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Purchase Price applicable to such Closing, then each Investor shall have the right to demand the return of said Purchase Price.

               (d) Once the Escrow Agent confirms the validity of the issuance of the applicable Convertible Debentures by means of its receipt of a Release Notice in the form attached hereto as Exhibit X executed by
                                                        ---------
          the Company and each Investor, it shall calculate and insert the Set Price and issuance date on each Convertible Debenture and then wire 92% of the Purchase Price of the applicable Convertible Debentures per the written instructions of the Company, net of US$4,166 to Epstein Becker & Green, P.C. for Investor's legal, administrative and escrow costs, US$3,333 to Epstein Becker & Green, P.C. for the legal, administrative and escrow costs of the investor to the Equity Line (such that the aggregate amount paid to Epstein Becker & Green, P.C. as to all Subsequent Closings is US$22,500), as to the Closing in
          Section 1.1(a)(ii)(1) of the Purchase Agreement only, US$75,000 per the instructions of Jackson Walker L.L.P., as to the Closing in
          Section 1.1(a)(ii)(2) of the Purchase Agreement only, US$25,000 per the instructions of Jackson Walker L.L.P. and the remaining 8% of the Purchase Price per the written instructions of Hadrian Investments Limited.

               (e) Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Convertible Debentures delivered to the Investors.

          10. Notwithstanding any failure by the Investors to fund a Closing, the Company hereby acknowledges and agrees that it will comply with the Purchase Agreement and this Agreement with respect to the registration of the shares of Common Stock underlying the then issued Convertible Debentures and already converted Conversion Shares and the delivery of Conversion Shares upon the conversion of the then issued Convertible Debentures.

          11. The Investors hereby acknowledge and agree that the anti-dilution provision of Section 11(b) of the Warrant shall not be triggered based on sales of the Common Stock pursuant to the Equity Line.

          12. Prior to the Shareholder Approval Date, each Investor hereby agrees not to convert their respective Convertible Debenture nor exercise their respective Warrant to the extent that such conversion or exercise shall result in the issuance by the Company to such Investor of more than 12,500,000 shares of Common Stock in connection with the Purchase Agreement. In the event that the Company fails to obtain the Shareholder Approval set forth in Section 1 of this Agreement on or before the earlier of 60 calendar days from the Effective Date or 135 calendar days from the date hereof, such failure shall constitute an Event of Default under the Convertible Debentures.

     Except as specifically amended by the terms of this amendment, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.

RACE Letter Agreement
July 19, 2001
Page 6


     This amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

                           [SIGNATURE PAGE FOLLOWS]

RACE Letter Agreement
July 19, 2001
Page 7


     If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                              DATA RACE, INC.



                              By:
                                 -------------------------------------------
                                  Name:
                                  Title:



ACCEPTED AND AGREED TO:

                              ALPHA CAPITAL AG


                              By:
                                 -------------------------------------------
                                  Konrad Ackermann, Authorized Signatory


                              STONESTREET L.P.


                              By:
                                 -------------------------------------------
                                  Michael Finkelstein, Authorized Signatory


                              EPSTEIN BECKER & GREEN, P.C.


                              By:
                                 -------------------------------------------
                                  Robert F. Charron, Authorized Signatory

                                  EXHIBIT "B"

March Transaction

Sections 4(e), 4(i) and 9 of the Securities Purchase Agreement dated as of March 2, 2001 by and among the Company, Keyway Investments Ltd., Lionhart Investments Ltd., and Protius Overseas Limited

Sections 3(e) and 8 of the Warrants dated as of March 2, 2001 issued to Keyway Investments Ltd., Lionhart Investments Ltd., and Protius Overseas Limited pursuant to the Securities Purchase Agreement

May Transaction

Sections 1B, 4(e) and 4(i) of the Securities Purchase Agreement dated as of May 11, 2001 by and among the Company, ICN Capital Ltd. and First Capital Group of Texas II, L.P.

Sections 3(e) and 8 of the Warrants dated as of May 11, 2001 issued to ICN Capital Ltd. and First Capital Group of Texas II, L.P. pursuant to the Securities Purchase Agreement

The fifth paragraph of the 10% Secured Convertible Promissory Notes dated as of May 11, 2001 issued to ICN Capital Ltd. and First Capital Group of Texas II, L.P. pursuant to the Securities Purchase Agreement

June Warrant Exercise/Replacement Transaction

Sections 3(e) and 8 of the Warrants dated on or about June 6, 2001 issued to Cranshire Capital, L.P., EURAM CAP Strat. "A" Fund Limited, Lionhart Investments Ltd., Keyway Investments Ltd. and ICN Capital, Ltd.